BRIGGS
 BUNTING &
 DOUGHERTY, LLP

 CERTIFIED
 PUBLIC
 ACCOUNTANTS




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the references to our firm in the  Registration  Statement on Form

N-1A of the Gardner Lewis  Investment  Trust and to the use of our reports dated

December 23, 2008 on the financial  statements  and financial  highlights of The

Chesapeake  Growth  Fund and The  Chesapeake  Core Growth Fund (each a series of shares of  Gardner  Lewis  Investment  Trust).  Such  financial  statements  and financial  highlights  appear in the 2008 Annual Report to Shareholders  that is incorporated by reference into the Statement of Additional Information.





                                           /s/ BRIGGS, BUNTING & DOUGHERTY, LLP

                                           BRIGGS, BUNTING & DOUGHERTY, LLP
PHILADELPHIA, PENNSYLVANIA
FEBRUARY 27, 2009